AMENDMENT NO. 3
                                     TO THE
                   SECOND AMENDED AND RESTATED TRUST AGREEMENT
                                       OF
                                   CHARTERMAC


          This AMENDMENT NO. 3 dated as of June 13, 2006 ("Amendment No. 3") to the Trust Agreement (as defined below) of CharterMac, a Delaware statutory trust (the "Company"), is entered into, by and among the undersigned Trustees. Capitalized terms used but not defined shall have the meaning assigned to such terms in Article 2 of the Trust Agreement.

                              W I T N E S S E T H :

          WHEREAS, certain of the Trustees have created a statutory trust in accordance with applicable provisions of the Trust Act by entering into a Trust Agreement, dated as of August 12, 1996, as amended by an Amendment No. 1 to Trust Agreement dated as of April 30, 1997, and as amended and restated by the Amended and Restated Trust Agreement dated as of September 30, 1997, and as further amended by Amendment Nos. 1, 2, 3 and 4 to the Amended and Restated Trust Agreement dated as of May 8, 2000, December 11, 2000, June 13, 2002 and November 17, 2003, respectively and as further amended and restated by the Second Amended and Restated Trust Agreement dated as of November 17, 2003, and as further amended by Amendment Nos. 1 and 2 to the Second Amended and Restated Trust Agreement dated as of September 20, 2005 and November 30, 2005, respectively, (as so amended and amended and restated, the "Trust Agreement"), and by the filing with the Secretary of State of the State of Delaware of a Certificate of Trust on August 12, 1996, as heretofore amended; and

          WHEREAS, Section 6.1 of the Trust Agreement authorizes the Company to issue 100,000,000 shares;

          WHEREAS, by resolutions dated April 3, 2006, the Board of Trustees deemed it to be advisable and in the best interests of the Company that the Trust Agreement be amended to increase the number of authorized shares from 100,000,000 to 160,000,000 subject to approval of the Company's Shareholders (the "Trust Agreement Amendment");

          WHEREAS, the holders of a majority of the issued and outstanding Common Shares and Special Preferred Voting Shares have approved the Trust Agreement Amendment;

          NOW, THEREFORE, the Trust Agreement is hereby amended effective as of June 13, 2006 as follows:

               1. The first sentence of the first paragraph of Section 6.1 of the Trust Agreement is amended and restated in its entirety as follows:

               6.1 AUTHORIZATION OF SHARES. The Trust is authorized to issue 160,000,000 Shares.

               2. Except as otherwise amended herein, the Trust Agreement remains unchanged and in full force and effect.

               3. This Amendment No. 3 shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

               4. This Amendment No. 3 may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.



                            [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 3 to be executed as of the day and year first above written.


                                         MANAGING TRUSTEES:



                                                       /S/ STEPHEN M. ROSS
                                                       -------------------
                                                       Stephen M. Ross




                                                       /S/ PETER T. ALLEN
                                                       ------------------
                                                       Peter T. Allen



                                                       /S/ JEFF T. BLAU
                                                       ----------------
                                                       Jeff T. Blau



                                                       /S/ ANDREW L. FARKAS
                                                       --------------------
                                                       Andrew L. Farkas



                                                       /S/ NATHAN GANTCHER
                                                       -------------------
                                                       Nathan Gantcher



                                                       /S/ JEROME Y. HALPERIN
                                                       ----------------------
                                                       Jerome Y. Halperin



                                                       /S/ ALAN P. HIRMES
                                                       ------------------
                                                       Alan P. Hirmes



                                                       /S/ ROBERT L. LOVERD
                                                       --------------------
                                                       Robert L. Loverd



                                                       /S/ ROBERT A. MEISTER
                                                       ---------------------
                                                       Robert A. Meister



                                                       /S/ JANICE COOK ROBERTS
                                                       -----------------------
                                                       Janice Cook Roberts



                                                       /S/ MARC D. SCHNITZER
                                                       ---------------------
                                                       Marc D. Schnitzer



                                                       /S/ THOMAS W. WHITE
                                                       -------------------
                                                       Thomas W. White

                                             REGISTERED TRUSTEE:

                                             WILMINGTON  TRUST  COMPANY,
                                             (executing  solely pursuant
                                             to Section  3.2(iii) of the
                                             Trust  Agreement and not in
                                             its individual capacity but
                                             solely    as     Registered
                                             Trustee)



                                             By: /S/ RACHEL L. SIMPSON
                                                 ---------------------
                                           Name: Rachel L. Simpson
                                          Title: Sr. Financial Services Advisor